EXHIBIT 10.26

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE WET SEAL, INC.

2005 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), made as of the      day of                     , 2006 (the “Grant Date”) by and between The Wet Seal, Inc. (the “Company”) and                              (the “Participant”), evidences the grant by the Company of a stock award of restricted stock (the “Restricted Stock”) to the Participant and the Participant’s acceptance of the Restricted Stock in accordance with the provisions of The Wet Seal, Inc. 2005 Stock Incentive Plan (the “Plan”). Capitalized terms that are not defined in this Agreement have the same meeting as set forth in the Plan.

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Basis for Award.

The award of Restricted Stock is made under the Plan pursuant to Section 9 thereof for services rendered to the Company by the Participant.

2. Stock Awarded.

(a) The Company hereby awards to the Participant, in the aggregate, an award of              shares of Stock (the “Award”) which shall be subject to the conditions and restrictions set forth in the Plan and this Agreement.

(b) Shares of Restricted Stock shall be evidenced by book-entry registration with the Company’s transfer agent, subject to such stop-transfer orders and other terms deemed appropriate by the Committee to reflect the restrictions applicable to such Restricted Stock. Notwithstanding the foregoing, if any certificate is issued in respect of such Restricted Stock, at the sole discretion of the Committee, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to this Award, substantially in the following form:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF                     , 2006, ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE WET SEAL, INC.”

If a certificate is issued with respect to the Restricted Stock, the Committee may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the shares covered by this Award. At the expiration of the restrictions, the Company shall instruct the transfer agent to release the shares from the restrictions applicable to such Restricted Stock, subject to the terms of the Plan and applicable law or, in the event that a certificate has been issued, redeliver to the Participant (or his or her legal representative, beneficiary or heir) share certificates for the shares deposited with it without any legend except as otherwise provided by the Plan, this Agreement or applicable law. During the period that the Participant holds the Restricted Stock, the Participant shall have the right to receive dividends on and to vote the Restricted Stock while it is subject to restriction, except as otherwise provided by the Plan. If the Restricted Stock is forfeited, in whole or in part, the Participant will assign, transfer and deliver any evidence of the Restricted Stock to the Company and cooperate with the Company to reflect such forfeiture. By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(c) Except as provided in the Plan or this Agreement, prior to vesting as provided in Section 3 of this Agreement, the shares will be forfeited by the Participant and all of the Participant’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise. Notwithstanding the foregoing, Participant may transfer the Restricted Stock to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members); provided, that, (i) such transfer is for no consideration, (ii) the Restricted Stock shall continue to be subject to the terms, conditions and restrictions herein and (iii) such transfer is effected through such procedures as the Committee may establish from time to time.

3.	Vesting.

The restrictions set forth in this Agreement will lapse and the Restricted Stock will vest as follows:

(a) With respect to 33- 1/3% of the shares of Restricted Stock, the restrictions will lapse and the shares will vest upon the first date on which both of the following requirements are satisfied: (1) the Participant has provided Continuous Service from the Grant Date through the first anniversary of the Grant Date; and (2) the average Fair Market Value of a share of Stock is at least $7.00 per share during a period of twenty consecutive business days on which the Participant is employed by the Company and that is during the period beginning on the first anniversary of the Grant Date and ending on the fifth anniversary of the Grant Date.

(b) With respect to 33- 1/3% of the shares of Restricted Stock, the restrictions will lapse and the shares will vest upon the first date on which both of the following requirements are satisfied: (1) the Participant has provided Continuous Service from the Grant Date through the second anniversary of the Grant Date; and (2) the average Fair Market Value of a share of Stock is at least $8.00 per share during a period of twenty consecutive business days on which the Participant is employed by the Company and that is during the period beginning on the second anniversary of the Grant Date and ending on the fifth anniversary of the Grant Date.

(c) With respect to 33- 1/3% of the shares of Restricted Stock, the restrictions will lapse and the shares will vest upon the first date on which both of the following requirements are satisfied: (1) the Participant has provided Continuous Service from the Grant Date through the third anniversary of the Grant Date; and (2) the average Fair Market Value of a share of Stock reaches at least $9.00 per share during a period of twenty consecutive business days on which the Participant is employed by the Company and that is during the period beginning on the third anniversary of the Grant Date and ending on the fifth anniversary of the Grant Date.

(d) Notwithstanding the foregoing, if the Participant’s Continuous Service terminates as a result of the Participant’s death or permanent and total disability (within the meaning of Section 22(e) of the Internal Revenue Code) (either of the foregoing, a “Termination Event”) prior to the fifth anniversary of the Grant Date, then for purposes of applying Sections 3(a), (b) and (c) above, the Participant will be treated as having Continuous Service through the anniversary of the Grant Date next following the Termination Event and any shares that have not vested as of such anniversary will then be forfeited. If the Participant’s Continuous Service terminates for a reason other than a Termination Event before all of the Restricted Shares have vested, any shares of Restricted Stock that are unvested as of the date of such termination will then be forfeited.

(e) If a Change in Control occurs on a date that is during the Participant’s Continuous Service and also during the period between the Grant Date and the fifth anniversary of the Grant Date, all Restricted Stock that is then unvested will then become vested without regard to the Fair Market Value of the Stock.

(f) Any Restricted Shares that have not vested in accordance with the foregoing provisions of this Section 3 on or before the fifth anniversary of the Grant Date will be forfeited on that date.

4. Company; Participant.

(a) The term “Company” as used in this Agreement with reference to service shall include the Company and its Subsidiaries, as appropriate.

(b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Adjustments.

The Award may be adjusted as provided for in Section 12 of the Plan.

6. Compliance with Law.

Notwithstanding any of the provisions hereof, the Company will not be obligated to issue or transfer any Stock to the Participant hereunder, if the issuance or transfer of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company will take all appropriate steps, including, to the extent necessary, the filing of an appropriate registration statement at its sole expense, such that Participant may sell the Stock upon the lapse of the restrictions set forth herein, subject to the Company’s insider trading policies.

7. No Right to Continued Service.

Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue as an employee or otherwise in the service of the Company or shall interfere with or restrict in any way the rights of the Company or its stockholders, which are hereby expressly reserved, to remove the Participant as an employee or otherwise terminate the services of or discharge the Participant at any time for any reason whatsoever, with or without cause. Except as provided herein, Participant acknowledges and agrees that the continued vesting of the Restricted Stock granted hereunder is premised upon his provision of future services with the Company and the vesting of such Restricted Stock shall not accelerate upon his termination of service for any reason except as specifically provided herein.

8. Representations and Warranties of Participant.

The Participant represents and warrants to the Company that:

(a) Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. The Participant acknowledges that there may be adverse tax consequences upon the vesting of the Restricted Stock or disposition of the shares of Stock once vested, and that the Participant should consult a tax adviser prior to such time.

(b) Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

9. Taxes.

The Participant agrees that, to the extent required by law, at such times as reasonably determined by the Committee, the Participant shall pay to the Company (in cash, or to the extent permitted by the Committee, shares of Stock held by the Participant for at least six (6) months, the Fair Market Value of which on the date of payment is equal to the amount of the Participant’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

10. Notice.

Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company. Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.

11. Governing Law.

This Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to its conflict of law principles.

12. Arbitration.

Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Orange County, California, in accordance with the Employment Rules and Procedures of the Judicial Arbitration and Mediation Service (“JAMS”) then in effect. If any arbitration or action at law or in equity, or any motion, is brought to enforce, interpret, or rescind this Agreement, except as required under governing law, including Armendariz v. Foundation Health Psychcare Servs., Inc., 24 Cal.4th 83 (2000), each party shall pay its own expenses of arbitration and the expenses of the arbitrator (including compensation) shall be borne equally by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE WET SEAL, INC.

By:

PARTICIPANT

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